Aflac Incorporated 2004 Form 10-K

EXHIBIT 23

KPMG LLP
Certified Public Accountants
303 Peachtree Street, N.E.
Suite 2000
Atlanta, GA 30308

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

The shareholders and board of directors of Aflac Incorporated:

We consent to incorporation by reference in Registration Statement No. 33-64535 on Form S-3; 33-41552; 33-44720; 333-01243; 333-69333; 333-27883 and 333-115105 on Form S-8 of Aflac Incorporated of our reports dated March 4, 2005, with respect to the consolidated balance sheets of Aflac Incorporated and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of earnings, shareholders' equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Aflac Incorporated.

Atlanta, Georgia
March 10, 2005

EXH 23-1